Exhibit 3.1

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:00 PM 08/06/2002

020498876 - 3555642

CERTIFICATE OF FORMATION

OF

BERRY PLASTICS ACQUISITION CORPORATION XV, LLC

I.	Name. The name of the limited liability company is Berry Plastics Acquisition Corporation XV, LLC

2.	Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	Managers. The name and mailing address of the Managers are as follows:

Name	Mailing Address
Ira J. Boots	Berry Plastics Corporation 101 Oakley Street Evansville, IN 47710

James M. Kratochvil	Berry Plastics Corporation 101 Oakley Street Evansville, IN 47710

Ira J. Boots and James M. Kratochvil are to serve as Managers until their successors are appointed.

4.	Authorized Person. The name and address of the authorized person is Julie Ovicher, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004. The powers of the authorized person shall terminate upon the filing of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Berry Plastics Acquisition Corporation XV, LLC this 6th day of August, 2002.

/s/ Julie Ovicher
Julie Ovicher
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

BERRY PLASTICS ACQUISITION CORPORATION XV, LLC

BERRY PLASTICS ACQUISITION CORPORATION XV, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is BERRY PLASTICS ACQUISITION CORPORATION XV, LLC

2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.”

Executed on October 29, 2002.

Mark Miles, Authorized Person

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 11/01/2002

020678847 - 3555642

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:41 PM 10/08/2015

FILED 03:41 PM 10/08/2015

SR 20150439069 - File Number 3555642

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is BERRY PLASTICS ACQUISITION CORPORATION XV, LLC.

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Dona Priebe
Authorized Person

Name:	Dona Priebe
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